SECOND LOAN MODIFICATION AGREEMENT

         This SECOND LOAN MODIFICATION AGREEMENT is entered into as of August 27, 1997, by and between SILICON VALLEY BANK, a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02181, doing business under the name "Silicon Valley East ("Bank"), and ENDOGEN, INC., a MASSACHUSETTS corporation with its principal place of business at 30 COMMERCE WAY, WOBURN, MASSACHUSETTS 01801 ("Borrower").

                                    RECITALS

         Borrower has borrowed money from Bank pursuant to certain Existing Loan Documents, as defined below. In consideration of certain financial accommodations from Bank, and Borrower's continuing obligations under the Existing Loan Documents, Borrower and Bank agree as follows:

                                    AGREEMENT

         1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a Revolving Promissory Note dated August 28, 1996 in the original principal amount of EIGHT HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS ($850,000) (the "Revolving Note") and a Term Promissory Note dated August 28, 1996 in the original principal amount of FOUR HUNDRED THOUSAND AND NO/100THS DOLLARS ($400,000) (the "Term Note"). The Revolving Note and the Term Note are governed by the terms of a Loan and Security Agreement dated August 28, 1996 between Borrower and Bank, as amended by a Loan Modification Agreement dated as of May 7, 1997 between Borrower and Bank, and as such Loan and Security Agreement may be further amended from time to time (the "Loan Agreement").

         Hereinafter, all indebtedness owing by Borrower to Bank under the Revolving Note, the Term Note and the Loan Agreement shall be referred to as the "Indebtedness."

         2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured pursuant to the Loan Agreement. Hereinafter, the Loan Agreement, the Revolving Note and the Term Note, together with all other documents securing payment of the Indebtedness, shall be referred to as the "Existing Loan Documents."

         3.       DESCRIPTION OF CHANGES IN TERMS.

         3.1 Modifications to Revolving Note. The Revolving Note is hereby amended as follows:

                  The entire principal amount and all accrued interest shall be due and payable on AUGUST 26, 1998.

         3.2 Modifications to Definitions. Section 1.1 of the Loan Agreement is hereby amended by substituting the following definitions for those set forth therein for the same terms, and in the case of new definitions, by adding those new definitions to that Section 1.1:

                  "Committed Equipment Line" means a credit extension of up to TWO HUNDRED FIFTY THOUSAND AND NO/100THS Dollars ($250,000)

                  "Credit Extension" means each Advance, Equipment Advance, Letter of Credit, Exchange Contract or any other extension of credit by Bank for the benefit of Borrower hereunder.

                  "Equipment Advance" has the meaning set forth in Section
                  2.1.4.

                  "Equipment Availability End Date" has the meaning set forth in
                  Section 2.1.4.

                  "Exchange Contract" has the meaning set forth in Section
                  2.1.3.

                  "Letter of Credit" means a letter of credit or similar undertaking issued by Bank pursuant to Section 2.1.2.

                  "Letter of Credit Reserve" has the meaning set forth in
                  Section 2.1.2.

                  "Maturity Date" means March 27, 2001.

                  "Revolving Maturity Date" means August 26, 1998.

         3.3 Modifications to Section 2.1 of Loan Agreement. Section 2.1 of the Loan Agreement is hereby replaced in its entirety with the following

                  2.1 Credit Extensions. Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

                  2.1.1    Revolving Advances.

                  (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Revolving Advances to Borrower in an aggregate outstanding amount not to exceed (i) the Committed Revolving Line or the Borrowing Base, whichever is less, (ii) minus, the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and (iii) minus the Foreign Exchange Reserve. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time up to the Revolving Maturity Date.

                  (b) Whenever Borrower desires a Revolving Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Revolving Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Revolving Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Revolving Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Revolving Advances made under this Section 2.1 to Borrower's deposit account.

                  (c) The Committed Revolving Line shall terminate on the Revolving Maturity Date, at which time all Revolving Advances under this Section 2.1.1 and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.

                  2.1.2    Letters of Credit.

                  (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued Letters of Credit for the account of Borrower in an aggregate outstanding face amount not to exceed (i) the lesser of the Committed Revolving Line or the Borrowing Base, whichever is less, (ii) minus the then outstanding principal balance of the Advances; provided that the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) shall not in any case exceed TWO HUNDRED FIFTY THOUSAND AND NO/100THS Dollars ($250,000). Each Letter of Credit shall have an expiry date no later than three hundred sixty (360) days after the Revolving Maturity Date, provided that Borrower's Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement.

                  (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

                  (c) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

                  (d) Upon the issuance of any Letter of Credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Revolving Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such Letter of Credit (the "Letter of Credit Reserve"). The amount of such Letter of Credit Reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for so long as such Letter of Credit remains outstanding.

                  2.1.3    Foreign Exchange Contract; Foreign Exchange
                           Settlements.

                  (a) Subject to the terms of this Agreement, Borrower may enter into foreign exchange contracts (the "Exchange Contracts") not to exceed an aggregate amount of TWO HUNDRED FIFTY THOUSAND

                  AND NO/100THS Dollars ($250,000) (the "Contract Limit"), pursuant to which Bank shall sell to or purchase from Borrower foreign currency on a spot or future basis. Borrower shall not request any Exchange Contracts at any time it is out of compliance with any of the provisions of this Agreement. All Exchange Contracts must provide for delivery or settlement on or before the Revolving Maturity Date. The amount available under the Committed Revolving Line at any time shall be reduced by the following amounts (the "Foreign Exchange Reserve") on any given day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days after the Determination Date, 10% of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contracts.

                  (b) Bank may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or
                  (b) that there is no sufficient availability under the Committed Revolving Line and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If Bank terminates the Exchange Contracts, and without limitation of any applicable indemnities, Borrower agrees to reimburse Bank for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                  (c) Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than $100,000 (the "Settlement Limit") nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed the Contract Limit. Notwithstanding the above, however, the amount which may be settled in any two (2) business day period may be increased above the Settlement Limit up to, but in no event to exceed, the amount of the Contract Limit under either of the following circumstances:

                  (i) if there is sufficient availability under the Committed Revolving Line in the amount of the Foreign Exchange Reserve as of each Determination Date, provided that Bank in advance shall reserve the full amount of the Foreign Exchange Reserve against the Committed Revolving Line; or

                  (ii) if there is insufficient availability under the Committed Revolving Line, as to settlements within any two (2) business day period, provided that Bank, in its sole discretion, may:
                  (A) verify good funds overseas prior to crediting Borrower's deposit account with Bank (in the case of Borrower's sale of foreign currency); or (B) debit Borrower's deposit account with Bank prior to delivering foreign currency overseas (in the case of Borrower's purchase of foreign currency).

                  (d) In the case of Borrower's purchase of foreign currency, Borrower in advance shall instruct Bank upon settlement either to treat the settlement amount as an advance under the Committed Revolving Line, or to debit Borrower's account for the amount settled.

                  (e) Borrower shall execute all standard form applications and agreements of Bank in connection with the Exchange Contracts and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Bank in connection with the Exchange Contracts.

                  (f) Without limiting any of the other terms of this Agreement or any such standard form applications and agreement of Bank, Borrower agrees to indemnify Bank and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys' fees of counsel of Bank's choice), of every nature and description which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby.

                  2.1.4    Equipment Advances.

                  (a) Subject to and upon the terms and conditions of this Agreement, at any time from the date hereof through April 8, 1998 (the "Equipment Availability End Date"), Bank agrees to make advances (each an "Equipment Advance" and collectively, the "Equipment Advances") to Borrower in an aggregate outstanding amount not to exceed the Committed Equipment Line. To evidence the Equipment Advance or Equipment Advances, Borrower shall deliver to Bank, at the time of each Equipment Advance request, an invoice for the equipment to be purchased or financed The Equipment Advances shall be used only to purchase or finance Equipment purchased on or after June 1, 1997 and shall not exceed ONE HUNDRED Percent (100%) of the invoice amount of such equipment approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Software and tenant improvements may, however, constitute up to TWENTY FIVE percent (25%) and THIRTY FIVE percent (35%), respectively, of aggregate Equipment Advances. (b) Interest shall accrue from the date of each Equipment Advance at a per annum rate equal to ONE AND ONE-QUARTER (1.25) percentage points above the Prime Rate and shall be payable monthly for each month through the month in which the Equipment Availability End Date falls. Any Equipment Advances that are outstanding on the Equipment Availability End Date will be payable in THIRTY SIX (36) equal monthly installments of principal, plus all accrued interest, beginning on the Payment Date of each month following the Equipment Availability End Date and ending on the Maturity Date. Equipment Advances, once repaid, may not be reborrowed.

                  (c) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice(s) for the Equipment to be financed.

         3.4 Modifications to Overadvances Provisions. Section 2.3 of the Loan Agreement is hereby replaced in its entirety with the following:

                  2.3 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Bank pursuant to Sections 2.1.1, 2.1.2 and 2.1.3 of this Agreement is greater than the Committed Revolving Line or the Borrowing Base, whichever is less, then Borrower shall immediately pay to Bank, in cash, the amount of such excess.

         3.5 Modifications to Interest Rate Provisions. Sections 2.4(a) and (b) of the Loan Agreement are hereby replaced in their entirety with the following:

                  (a) Interest Rate. Except as set forth in Section 2.4(b), all Advances shall bear interest on the average Daily Balance at a rate equal to ONE (1.0) percentage point above the Prime Rate; and the Term Loan shall bear interest on the average Daily Balance at a rate equal to ONE AND ONE-QUARTER (1.25) percentage points above the Prime Rate.

                  (b) Default Rate. All Obligations shall bear interest, from and after the occurrence, and during the continuance, of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

         3.6 Modifications to Term of Agreement. Section 2.8 of the Loan Agreement is hereby replaced in its entirety with the following:

                  2.8 Term. Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to
                  Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence, and during the continuance, of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

         3.7 Modifications to Financial Reporting Covenants. Section 6.3 of the Loan Agreement is hereby replaced in its entirety with the following:

                  6.3 Financial Statements, Reports, Certificates. (i) Borrower shall deliver to Bank:

                  (a) within five (5) days of filing with the SEC, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission;

                  (b) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and

                  (c) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

                  (d) Within twenty-five (25) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base

                  Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable.

                  (e) Within five (5) days filing its Form 10-Q with the SEC, Borrower shall deliver to Bank, with the Form 10-Q, a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

                  (ii) Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every twelve
                  (12) months unless an Event of Default has occurred and is continuing.

         3.8 Modifications to Quick Ratio Covenant. Section 6.8 of the Loan Agreement is hereby replaced in its entirety with the following:

                  6.8 Quick Ratio. Borrower shall maintain, as of the last day of each fiscal quarter beginning with the fiscal quarter ending August 31, 1997, a ratio of Quick Assets to Current Liabilities of at least 1.10 to 1.0.

         3.9 Modifications to Debt-Net Worth Ratio Covenant. Section 6.9 of the Loan Agreement is hereby replaced in its entirety with the following:

                  6.9 Debt-Net Worth Ratio. Borrower shall maintain, as of the last day of each fiscal quarter beginning with the fiscal quarter ending August 31, 1997, a ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 0.75 to 1.0.

         3.10 Modifications to Tangible Net Worth Covenant. Section 6.10 of the Loan Agreement is hereby replaced in its entirety with the following:

                  6.10 Tangible Net Worth. Borrower shall maintain, as of the last day of each fiscal quarter beginning with the fiscal quarter ending August 31, 1997, a Tangible Net Worth of not less than FOUR MILLION AND NO/100THS Dollars ($4,000,000).

         3.11 Modifications to Profitability Covenant. Section 6.11 of the Loan Agreement is hereby replaced in its entirety with the following:

                  6.11 Profitability. Borrower shall be profitable for each fiscal quarter beginning with the fiscal quarter ending August 31, 1997, except Borrower may suffer a loss no greater than SEVENTY FIVE THOUSAND AND NO/100THS Dollars ($75,000) in any one fiscal quarter in the fiscal year commencing October 1, 1997.

         3.10 Modifications to Debt Service Covenant. Section 6.12 of the Loan Agreement is hereby replaced in its entirety with the following:

                  6.12 Minimum Debt Service. Borrower shall maintain, as of the last day of each fiscal quarter beginning with the fiscal quarter ending August 31, 1997, a Debt Service ratio of at least 1.50 to 1.00.

         3.11 Modifications to Default Provisions. References to "Advances" in Sections 8.2, 8.4, 8.5 and 8.8 of the Loan Agreement are hereby replaced with "Credit Extensions".

         3.12 Modifications to Bank's Rights and Remedies. Sections 9.1(g)(1) and 9.1(g)(2) are hereby added to the Loan Agreement as follows:

                  (g)(1) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

                  (g)(2) Liquidate any Exchange Contracts not yet settled and demand that Borrower immediately deposit cash with Bank in an amount sufficient to cover any losses incurred by Bank due to liquidation of the Exchange Contracts at the then prevailing market price;

         3.13 Modifications to Exhibits. Exhibits C and D of the Loan Agreement are hereby replaced in their entirety with Exhibits C and D to this Agreement.

         4. FACILITY FEE. Borrower shall pay to Bank a Facility Fee equal to FIVE THOUSAND FIVE HUNDRED AND NO/100THS Dollars ($5,500), which fee shall be due upon delivery of this Second Loan Modification Agreement to Bank and shall be fully earned and non-refundable. as well as any out-of-pocket expenses incurred by the Bank through the date hereof, including reasonable attorneys' fees and expenses, and after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

         5. CONDITIONS PRECEDENT TO FURTHER ADVANCES. The obligation of Bank to make further advances to Borrower under this line is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                  (a) this Second Loan Modification Agreement and the Equipment Line Promissory Note duly executed by Borrower;

                  (b) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

         6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described in this Second Loan Modification Agreement.

         7. NO DEFENSES OF BORROWER. Borrower agrees that as of this date, it has no defenses against any of the obligations to pay any amounts under the Indebtedness.

         8. CONTINUING VALIDITY. Borrower understands and agrees that (i) in modifying the Existing Loan Documents, Bank is relying upon Borrower's representations, warranties and agreements, as set forth in the Existing Loan Documents, (ii) except as expressly modified pursuant to this Second Loan Modification Agreement (including the effects of Section 6 hereof), the Existing Loan Documents remain unchanged and in full force and effect, (iii) Bank's agreement to modify the Existing Loan Documents pursuant to this Second Loan Modification Agreement shall in no way obligate Bank to make any future modifications to the Existing Loan Documents, (iv) it is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Existing Loan Documents, unless a party is expressly released by Bank in writing, (v) no maker, endorser or guarantor will be released by virtue of this Second Loan Modification Agreement, and (vi) the terms of this Section 8 apply not only to this Second Loan Modification Agreement but also to all subsequent loan modification agreements, if any.

         9. EFFECTIVENESS. This Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument as of the date first set forth above.


"Borrower": ENDOGEN, INC.            "Bank": SILICON VALLEY BANK, doing business
                                      as SILICON VALLEY EAST


By:                                   By:
    ------------------------------        ------------------------------
    Owen A. Dempsey, President            Phillip S. Ernst, VP



                                      SILICON VALLEY BANK

                                      By:
                                          -------------------------------

                                      Title:
                                             ----------------------------
                                      (Signed in Santa Clara County, California)


                            EXHIBITS C AND D FOLLOWS

                                    EXHIBIT C

                           BORROWING BASE CERTIFICATE

Borrower:         Endogen, Inc.                                           Lender:         Silicon Valley Bank
                  30 Commerce Way                                                         3003 Tasman Drive
                  Woburn, MA 01801                                                        Santa Clara, CA 95054

Commitment Amount: $850,000

ACCOUNTS RECEIVABLE
         1.       Accounts Receivable Book Value as of ________________                                   $__________
         2.       Additions (please explain on reverse)                                                   $__________
         3.       TOTAL ACCOUNTS RECEIVABLE                                                               $__________

ACCOUNTS RECEIVABLE DEDUCTIONS
         4.       Amounts over 90 days due                                              $_________
         5.       Credit Balances Applied to Over 90-Day Accounts                       $_________
         6.       Balance of 50% over 90 day accounts                                   $_________
         7.       Concentration Limits                                                  $_________
         8.       Ineligible Foreign Accounts                                           $_________
         9.       Governmental Accounts                                                 $_________
         10.      Contra Accounts                                                       $_________
         11.      Promotion or Demo Accounts                                            $_________
         12.      Intercompany/Employee Accounts                                        $_________
         13.      Other (please explain on reverse)                                     $_________
         14.      TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                                    $_________
         15.      Eligible Accounts (#3 - #14)                                                            $_________
         16.      LOAN VALUE OF ACCOUNTS (75% of #15)                                                     $_________


BALANCES
         17.      Maximum Loan Amount                                                                     $ 850,000
         18.      Total Funds Available (Lesser of #17 or #16)                                            $_________
         19.      Present balance owing on Line of Credit                                                 $_________
         20.      Outstanding under Sublimits (L/C - $250,000, FX - $250,000)                             $_________
         21.      RESERVE POSITIVE (#18 - #19 + #20)                                                      $_________


The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement dated August 28, 1996, as may be amended from time to time, between the undersigned and Silicon Valley Bank.



COMMENTS:

                                                      BANK USE ONLY

                                                      Rec'd By:
                                                                ----------------
                                                                Auth. Signer

                                                      Date:
                                                            --------------------

ENDOGEN, INC.                                         Verified:
                                                               -----------------
                                                               Auth. Signer

By:                                                   Date:
    --------------------                                    --------------------
       Authorized Signer

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

Borrower:         Endogen, Inc.        Lender:         Silicon Valley Bank
                  30 Commerce Way                      3003 Tasman Drive
                  Woburn, MA 01801                     Santa Clara, CA 95054

         The undersigned authorized officer of ENDOGEN, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement dated AUGUST 28, 1996 between Borrower and Bank, as amended (the "Loan Agreement"), (i) Borrower is in complete compliance for the period ending ___________ of all required conditions and terms except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true, accurate and complete in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principals (GAAP) and are consistent from one period to the next except as explained in an accompanying letter or footnotes.

  Please indicate compliance status by circling Yes/No under '"Complies" column

                 Reporting Covenant                                   Required                           Complies
                 ------------------                                   --------                           --------
SEC Form 10Q                                          Within 5 days of SEC filing                         Yes         No
SEC Form 10K                                          Within 5 days of SEC filing                         Yes         No
A/R & A/P Agings                                      Monthly within 25 days                              Yes         No
A/R Audit                                             Annual                                              Yes         No

                Financial Covenants                        Required              Actual                  Complies
                -------------------                        --------              ------                  --------
Maintain on a Quarterly Basis:
------------------------------
Minimum Quick Ratio commencing 8/31/97                     1.10:1.0          __________:1.0              Yes         No
Maximum Debt/TNW                                           0.75:1.0          __________:1.0              Yes         No
Minimum TNW                                               $4,000,000        $__________                  Yes         No
Minimum Profitability *                                       $1            $__________                  Yes         No
Minimum Debt Service                                        1.5:1.0          __________:1.0              Yes         No


* Maximum loss of $75,000 allowed in any one quarter during the fiscal year commencing 9/1/97.

Comments Regarding Exceptions:



On behalf of Borrower, the Officer further acknowledges that at any such time as Borrower is out of compliance with any of the terms set forth in the Agreement, including, without limitation, any of the financial covenants, Borrower cannot receive any advances.

Sincerely,
                                                      BANK USE ONLY
--------------------------             Received by:
Signature                                            ---------------------------
                                        Date:
--------------------------                    ----------------------------------
TITLE                                   Verified:
                                                  ------------------------------
--------------------------              Date:
DATE                                          ----------------------------------

                                        Compliance Status:           Yes      No